                                                                      Exhibit 21


                                   HIE, Inc.
                          Subsidiaries of the Company
                            As of December 31, 1998


                                                           Names Under Which
                                                          Such Subsidiary Does
      Subsidiary              State of Incorporation            Business
-----------------------    ---------------------------  ------------------------
     HUBLink, Inc.                    Ohio                      HIE, Inc.